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John Hancock Financial Services, Inc.

John Hancock Place                            [JOHN HANCOCK LOGO APPEARS HERE]
Post Office Box 111
Boston, Massachusetts 02117
(617) 572-8050
Fax: (617) 572-9197
E-mail: jchoodlet@jhancock.com

James C. Hoodlet
Vice President and Counsel

April 27, 2006

U.S. Securities and Exchange Commission
100 F St., N.E.
Washington, D.C. 20549

Re: John Hancock Variable Life Insurance Company Account S File Nos. 811-7782 and 333-15075

Commissioners:

This opinion is being furnished with respect to the filing of Post-Effective No. 12 under the Securities Act of 1933 (Post-Effective Amendment No. 31 under the Investment Company Act of 1940) on the Form N-6 Registration Statement of John Hancock Variable Life Insurance Company Account S as required by Rule 485 under the 1933 Act.

I have acted as counsel to Registrant for the purpose of preparing this Post-Effective Amendment which is being filed pursuant to paragraph (b) of Rule 485 and hereby represent to the Commission that in our opinion this Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b).

I hereby consent to the filing of this opinion with and as a part of this Post-Effective Amendment to Registrant's Registration Statement with the Commission.


Very truly yours,


/s/ James C. Hoodlet
Vice President and Counsel